UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017 (May 10, 2017)

ARRIS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-37672	98-1241619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive
Suwanee, Georgia		30024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 is being filed to update the disclosures made in the Current Report on Form 8-K filed by ARRIS International plc (the “Company”) on May 15, 2017 (the “Original 8-K”) solely with respect to the Board of Director’s determination on the frequency of future non-binding advisory votes to approve executive compensation (“say-on-pay votes”). Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Original 8-K, and this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported, at the 2017 Annual General Meeting of Shareholders of the Company held on May 10, 2017 (the “Annual Meeting”), a non-binding, advisory vote was taken on the frequency of future say-on-pay votes. At the Annual Meeting, consistent with the recommendation of the Board of Directors, the Company’s shareholders cast the greatest number of votes in favor of holding future advisory say-on-pay votes on an annual basis. In light of this advisory vote and in accordance with the Board’s previous recommendation, the Board of Directors has determined that the Company will continue to hold future advisory votes on executive compensation on an annual basis until the next required advisory vote on this matter is presented to shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:	/s/ Patrick W. Macken
Patrick W. Macken Senior Vice President, General Counsel, and Secretary

Date: August 18, 2017